REINSURANCE AGREEMENT

     This  Agreement  dated as of the lst day of  January,  1999,  between  MBIA
Insurance  Corp.  of  Illinois,  (formerly  known  as  Bond  Investors  Guaranty
Insurance Company), an Illinois corporation (hereinafter referred to as the "Ceding Company"), and MBIA Insurance Corporation, (formerly known as Municipal Bond Investors Assurance Corporation), a New York stock insurance company (hereinafter referred to as the "Reinsurer").

                                   WITNESSETH:

     WHEREAS, the Ceding Company is an Illinois corporation; and

     WHEREAS, the Ceding Company has written municipal bond and municipal note guaranty insurance; and

     WHEREAS, the Ceding Company has ceased writing such insurance, except to honor outstanding commitments, and has entered into a Reinsurance Agreement dated December 31, 1990 with the Reinsurer (the "Prior Agreement"); and

     WHEREAS, the parties hereto now desire to terminate the Prior Agreement on a cutoff basis as of the Effective Date hereof, and to replace the Prior Agreement with this Agreement in connection with any losses paid on and after the Effective Date hereof; and

     WHEREAS, the Ceding Company desires to cede and the Reinsurer desires to reinsure the Ceding Company's liability on all insurance of the Ceding Company now in force and hereafter written by the Ceding Company to honor outstanding commitments on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and understandings contained herein and upon the terms and conditions set forth below, the parties hereto agree as follows:

                                    ARTICLE I

     Cover:

     1.1 The Ceding Company hereby cedes as reinsurance to the Reinsurer, and the Reinsurer hereby accepts as reinsurance from the Ceding Company, one hundred percent (100%) of the net liability and other obligations of the Ceding Company under all Covered Business, as defined in Article 2, including extra contractual obligations relating thereto. In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

                                    ARTICLE 2

     Covered Business:

     2.1 Covered Business shall mean all of the Ceding Company's net retention on business written by the Ceding Company. Such net retention: (a) is net of cessions by the Ceding Company to other reinsurers (the "third party reinsurers"); (b) includes all liabilities assumed by the Ceding Company; (c) includes the Ceding Company's interest in any contingent commissions due or which become due to the Ceding Company from third-party reinsurers.

                                    ARTICLE 3

     Definitions:

     3.1 As used in this Agreement:

     (a) "Effective Letter of Credit" shall mean, as of any date, an Eligible Letter of Credit delivered to the Ceding Company and having an expiration date at least one month after such date.

     (b) "Eligible Letter of Credit" shall mean a clean irrevocable letter of credit in favor of the Ceding Company issued by a bank chosen by the Reinsurer, complying with the requirements of applicable law to allow the Ceding Company to claim reserve credit for liabilities ceded hereunder and complying with requirements of the Insurance Department of the State of New York and the Illinois Department of Insurance.

     (c) "Effective Security" shall mean, as of any date, the full amount of Effective Letters of Credit.

     (d) "Ceded Reserves" shall mean, as of any date, the aggregate of the unearned premium reserve and the loss reserve, if any, required to be carried by the Ceding Company for the liabilities ceded hereunder in accordance with statutory accounting practices, before giving effect to any reserve credit for the cession made hereby (but after giving effect to the cessions and assumptions referred to in Article 2 regardless of whether the Ceding Company is permitted to claim reserve credit for the cessions referred to in Article 2).

     (e)  "Contingency  Reserve"  shall mean  contingency  reserve as defined in
Section 6903(a) of the New York Insurance Law.




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




                                    ARTICLE 4

     Period:

     4.1. This Reinsurance Agreement shall be effective as of 12:01 A.M., Eastern Standard Time, January 1, 1999 (the "Effective Time"). This Reinsurance Agreement will be terminated or amended in accordance with Section 6906(a) of the New York Insurance Law. Cancellation will be at year end after first giving 90 days notice.

                                    ARTICLE 5

     Reinsurance Premium and Accounts:

     5.1. The Ceding Company shall pay to the Reinsurer as of the Effective Time a reinsurance premium equal to the Ceded Reserves and the Contingency Reserve as of the Effective Time. An estimated payment of such initial reinsurance premium shall be made not later than the Effective Time. As soon as practicable but no later than 60 days thereafter, the Ceding Company will provide the Reinsurer with a portfolio representing the Ceded Reserves and the Contingency Reserve as of the Effective Time and if the Ceded Reserves and the Contingency Reserve differ from the estimated payment made pursuant to the preceding sentence, an appropriate adjusting payment between the parties shall be made. Such portfolio shall also set forth the contingency reserve required to be established as of the Effective Time.

     5.2 Within 20 days following the end of each month, the Ceding Company will render or cause to be rendered a net account to the Reinsurer for the month showing the Ceding Company's interest in the following:

     (a) Net written premium accounted for during the month (being the gross written premium less returns and cancellations and net of reinsurance ceded by the Ceding Company to third-party reinsurers).

     (b) Any contingent commission paid to the Ceding Company by third-party reinsurers during the month.

     (c) Any loss or loss expense paid during the month on losses occurring during the term of this Agreement.

     (d) Subrogations, salvage or other recoveries made during the month on losses occurring during the term of the Agreement.


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

     5.3 Within 15 days after receipt of the account, the Reinsurer shall send confirmation of the account or relevant objections to the Ceding Company.

          (a) The Ceding Company shall remit any net balance payable to the Reinsurer at the same time as the account is rendered.

          (b) The Reinsurer shall remit any net balance payable to the Ceding Company at the same time as the account is confirmed, but at the latest within 15 days following receipt of the account.

          (c) Even if the Reinsurer has objections in regard to the account, the uncontested balance shall be immediately remitted. Following the immediate clarification of the questions which have arisen, the difference in amount shall be settled at once by the party in debt.

     5.4 Within 30 days following the end of each calendar quarter, the Ceding Company shall furnish a report as to reserves, together with any other information which the Reinsurer may require for its accounting records and which may be reasonably available to the Ceding Company.

     5.5 Within 45 days following the end of each calendar year, the Ceding Company shall furnish to the Reinsurer for the calendar year a summary account split up per underwriting year for 100% of the business ceded hereunder, together with any other information which the Reinsurer may require for its accounting records and which may be reasonably available to the Ceding Company.

     5.6 No ceding commission shall be payable in respect of this Reinsurance Agreement.

     5.7 All settlements of account under this Agreement between the Ceding Company and the Reinsurer shall be made in cash or its equivalent.

                                    ARTICLE 6

     Security:

     6.1 When a governing body of any jurisdiction in which the Ceding Company legally operates or to which it submits requires as a condition to credit for the reinsurance provided by this Agreement that the Reinsurer post a Letter of Credit for the benefit of the Ceding Company, establish a Trust Account for the benefit of the Ceding Company or deposit funds under the control of the Ceding Company, the Reinsurer shall post and maintain such a Letter of Credit, establish such a Trust Account, or deposit such funds in the form and amount necessary to permit the Ceding Company to avoid on any statutory financial statement filed by the Ceding Company the penalty to surplus which would result from the loss of credit for the reinsurance.

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


     6.2 Notwithstanding any other provisions of this Agreement, it is agreed that any Letter of Credit provided under section 6.1 of this Article 6 shall be drawn upon and utilized by the Ceding Company or its successors in interest only for one or more of the following purposes:

          (a) to reimburse the Ceding Company for losses and loss expenses paid by the Ceding Company under this Agreement;

          (b) to fund an account with the Ceding Company in an amount at least equal to the deduction allowed for the reinsurance provided by this Agreement, from the Ceding Company's liabilities for Policies ceded under the Agreement, such amount to include, if applicable, but not be limited to, amounts for contingency reserves, loss reserves for paid, reported and incurred but not reported ("IBNR") losses, loss expense reserves and unearned premium reserves; or

          (c) to pay any other amounts the Ceding Company claims are due under the Agreement.

          All of the foregoing should be applied without diminution because of insolvency on the part of the Ceding Company or Reinsurer.

     6.3 If the Reinsurer elects to provide a Letter of Credit under section 6.1 of this Article, the Reinsurer shall cause the Letter of Credit to be issued, in place and effective no later than the "as of date" of the first quarterly filing prepared by the Ceding Company for the appropriate regulatory authority after the effective date of this Agreement.

                                    ARTICLE 7

     Service of Covered Business:

     7.1 The Ceding Company shall service the Covered Business with respect to collection and payment of premium, notice, service of process and investigation, settlement, defense and payment of claims on all Covered Business and with respect to all reinsurance ceded by the Ceding Company to third-party reinsurers. The Ceding Company will remit all premiums collected to the Reinsurer and third-party reinsurers in accordance with their respective interests.

                                    ARTICLE 8

     Claims:

     8.1 The Ceding Company shall settle or defend claims. The Reinsurer shall, within one hour of receiving written or telephonic notice of any claim, (any telephonic notice to be subsequently confirmed in writing) pay the Reinsurer's share of all losses and loss expense, excluding unallocated loss expense.


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

                                    ARTICLE 9

     Salvage:

      9.1 The Ceding Company will credit the Reinsurer with its proportionate share of any recoveries, salvages or reimbursements on account of claims and settlements involving reinsurance hereunder.

     9.2 In the event there are any recoveries, salvages or reimbursements recovered subsequent to a loss settlement, it is agreed that, if the expenses incurred in obtaining salvage or other recoveries are less than the amount recovered, such expenses shall be borne by each party in the proportion that each party benefits from the recoveries, otherwise, the amount recovered shall first be applied to the reimbursement of the expense of recovery and the remaining expense shall be borne by the Ceding Company and the Reinsurer in proportion to the liability of each party for the loss before such recovery had been obtained. Expenses hereunder shall exclude all office expenses and salaries of officers and employees of the Ceding Company.

                                   ARTICLE 10

     Access to Records:

     10.1 The Reinsurer shall, at all reasonable times during the term of this Agreement and thereafter, have the right to inspect the books, records and documents of the Ceding Company with respect to the Covered Business.

                                   ARTICLE 11

     Reserves:

     11.1 The Reinsurer agrees to maintain proper unearned premium, loss and loss expense reserves upon the liabilities ceded hereunder in accordance with accounting practices prescribed or permitted by each of the Insurance Departments of the States of New York and California. The Reinsurer shall also establish as of the Effective Time a statutory contingency reserve in an amount equal to the statutory contingency reserve required to be carried by the Ceding Company immediately prior to the Effective Time.

                                   ARTICLE 12

     Original Conditions:

     12.1 All insurances and reinsurances falling under this Agreement shall be subject to the same terms, rates, conditions and waivers, and to the same modifications, alterations and cancellations, as the respective policies constituting the Covered Business.




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


                                   ARTICLE 13

     Follow the Fortunes:

     13.1 This Agreement shall be construed as an honorable undertaking between the parties hereto and shall not be defeated by technical legal construction, it being the intention of this Agreement that the fortunes of the Reinsurer shall follow the fortunes of the Ceding Company. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE 14

     Errors and Omissions:

     14.1 Any inadvertent error, omission or delay in connection with this Agreement shall not affect the liability which otherwise would have attached to either party, provided such error, omission or delay is rectified as soon as possible after discovery.

                                   ARTICLE 15

     Offset:

     15.1 Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other (or, if more than one, any other) party hereto under this Agreement, and may offset the same against any balance or balances due or to become due to the former from the latter under the same. The party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming reinsurer or as ceding company, in which each party acted under the agreement or, if more than one, the different agreements involved. In the event of the insolvency of a party hereto, offsets shall be allowed only in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York.


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

                                   ARTICLE 16

     Insolvency:

     16.1 In the event of the insolvency of the Ceding Company or its successor in interest this reinsurance shall be payable directly to the Ceding Company, or directly to its liquidator, receiver, conservator or statutory successor, on the basis of the liability of the Ceding Company without diminution because of the insolvency of the Ceding Company or because the liquidator, receiver, conservator or statutory successor of the Ceding Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of the claim against the Ceding Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Ceding Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Ceding Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

     16.2 The Reinsurance shall be payable by the Reinsurer to the Ceding Company or to its liquidator, receiver, conservator or statutory successor, except as provided by section 4118 (a) of the New York Insurance Law or except
(a) where the policy specifically provided another payee of such reinsurance in the event of the insolvency of the Ceding Company and (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Ceding Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Ceding Company to such payees.

                                   ARTICLE 17

     Effective Date: Termination of Prior Agreement

     17.1 This Agreement shall take effect as of January 1, 1999 (the "Effective Date") and shall apply to all losses paid by the Ceding Company on or after that date and during the term hereof.

     17.2 The parties agree that the Prior Agreement shall be terminated as of said Effective Date, and the Reinsurer shall not be liable under the Prior Agreement for losses on or after the Effective Date, which shall be covered by this Agreement.


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


     17.3 The Ceding Company shall transfer to the Reinsurer all Ceded Reserves and Contingency Reserves held by it as of the Effective Date of this Agreement in connection with Covered Business subject to the Prior Agreement.

                                   ARTICLE 18

     Miscellaneous:

     18.1 This Agreement shall be governed by the laws of the State of New York.

     18.2 The parties hereto agree to execute and deliver such further instruments and do such further acts as may be necessary and proper to carry out the purposes of this Reinsurance Agreement.

     18.3 If any provision of this Reinsurance Agreement or the applicability thereto to any person or circumstance is held invalid, the remainder of this Reinsurance Agreement, including the remainder of the section in which such provision appears, or the applicability of such provision to other persons or circumstances, shall not be affected thereby.

     18.4 This Reinsurance Agreement contains the entire understanding of the parties with respect to the subject matter hereto. There are no restrictions, promises, warranties, covenants or undertakings with respect to such subject matter, other than those expressly set forth herein. This Reinsurance Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Reinsurance Agreement is binding on and shall inure to the benefit of the parties hereto, their successors and assigns.



At Armonk,        MBIA INSURANCE CORP. OF ILLINOIS
New York

                  By:  /s/ David H. Elliott
                       ------------------------------
                           President
                           David H. Elliott

At Armonk,       MBIA INSURANCE CORPORATION
New York


                  By:  /s/ Richard L. Weill
                       ------------------------------
                           President
                           Richard L. Weill

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